Exhibit 23.2

JSC “KPMG”

10 Presnenskaya Naberezhnaya

Moscow, Russia 123112

Telephone    +7 (495) 937 4477

Fax               +7 (495) 937 4400/99

Internet         www.kpmg.ru

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

HeadHunter Group PLC

We consent to the use of our report dated March 18, 2019, with respect to the consolidated statements of financial position of HeadHunter Group PLC as of December 31, 2018 and 2017, and the related consolidated statements of income and comprehensive income, consolidated statements of changes in equity, and consolidated statements of cash flows for the years ended December 31, 2018 and December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), incorporated herein by reference.

/s/ JSC “KPMG”

Moscow, Russia

May 15, 2019

JSC “KPMG”, a company incorporated under the Laws of the Russian Federation, a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.